Exhibit 99.1

GOLDFIELD ANNOUNCES THIRD-QUARTER 2018 EARNINGS RELEASE AND CONFERENCE CALL SCHEDULE
MELBOURNE, Florida, October 24, 2018 - The Goldfield Corporation (NYSE American: GV), a leading provider of electrical construction services for the utility industry and industrial customers through its subsidiaries Power Corporation of America, C and C Power Line, Inc., Precision Foundations, Inc., and Southeast Power Corporation, with operations primarily in the Southeast, mid-Atlantic, Texas and Southwest regions of the United States, today announced it will issue third-quarter 2018 financial results after the market closes on Tuesday, November 6. Investors can access the financial results (including any information required by Regulation G) at http://ir.goldfieldcorp.com/financial-results.
The Company’s President and Chief Executive Officer John H. Sottile and Chief Financial Officer Stephen R. Wherry will host a conference call and webcast to discuss results at 10 a.m. Eastern time on Wednesday, November 7. To participate in the conference call via telephone, please dial (866) 373-3407 (domestic) or (412) 902-1037 (international) at least five minutes prior to the start of the event. Goldfield will also webcast the conference call live via the internet. Interested parties may access the webcast at https://78449.themediaframe.com/dataconf/productusers/gv/mediaframe/26425/indexl.html or through the Investor Relations section of the Company’s website at http://www.goldfieldcorp.com. Please access the website at least 15 minutes prior to the start of the call to register and download and install any necessary audio software. The webcast will be archived at this link or through the Investor Relations section of the Company’s website for six months.
About Goldfield
Goldfield is a leading provider of electrical construction services engaged in the construction of electrical infrastructure for the utility industry and industrial customers, primarily in the Southeast, mid-Atlantic, Texas and Southwest regions of the United States. For additional information, please refer to our filings with the Securities and Exchange Commission or visit the Company’s website at http://www.goldfieldcorp.com.
For further information, please contact:
The Goldfield Corporation
Steve Carr
Phone:    (312) 780-7211
Email:     scarr@dresnerco.com